UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 9, 2008

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 9, 2009, we determined to reduce our employee workforce by 17% worldwide, or by 53 employees, in accordance with our initiatives to reduce costs and restructure our workforce. These reductions were in addition to the reduction of 11 employees in December 2008. Severance costs related to the terminated employees are estimated to be $730,000 and will be recorded and paid in the third quarter of fiscal 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2009, we implemented an across-the-board pay cut of 10% for all of our salaried employees, including each of our executive officers (Vernon A. LoForti, Kurt L. Kalbfleisch, W. Michael Gawarecki and Ravi Pendakanti). We anticipate this pay cut will remain in effect until the company improves its performance and achieves profitability. Other benefits to the executive officers based on base salary, including under their retention agreements, will not be affected by this reduction.

Our compensation committee is considering implementing a salary recapture plan through which each employee may earn a bonus equal to or exceeding the foregone salary depending on company performance.

This Form 8-K includes forward-looking statements that reflect management’s current views of future events, including statements regarding the Company’s plans regarding the across-the-board pay cut and the salary recapture plan. Actual results may differ materially from the forward-looking statements due to a number of important factors, including, but not limited to, the risks affecting the Company that are detailed from time to time in the Company’s periodic reports filed with the SEC. These forward-looking statements speak only as of the date of filing of this Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of filing of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: January 15, 2009	/s/ Vernon A. LoForti
	By:	Vernon A. LoForti
President and Chief Executive Officer